CERTIFICATE OF TRUST
                                       OF
                    FRANKLIN NEW YORK TAX-FREE INCOME FUND

                            a Delaware Business Trust

     THIS Certificate of Trust of the FRANKLIN NEW YORK TAX-FREE INCOME FUND (the "Trust"), dated as of this 15TH day of JULY, 1996, is being duly executed and filed, in order to form a business trust pursuant to the Delaware Business Trust Act (the "Act"), Del. Code Ann. tit. 12, ss.ss.3801-3819.

     1. NAME. The name of the business trust formed hereby is "Franklin New York Tax-Free Income Fund."

     2. REGISTERED OFFICE AND REGISTERED AGENT. The Trust will become, prior to the issuance of beneficial interests, a registered investment company under the Investment Company Act of 1940, as amended. Therefore, in accordance with section 3807(b) of the Act, the Trust has and shall maintain in the State of Delaware a registered office and a registered agent for service of process.

          (a) REGISTERED OFFICE. The registered office of the Trust in Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

          (b) REGISTERED AGENT. The registered agent for service of process on the Trust in Delaware is The Corporation Trust Company.

     3. LIMITATION ON LIABILITY. Pursuant to section 3804 of the Act, in the event that the Trust's governing instrument, as defined in section 3801(f) of the Act, creates one or more series as provided in section 3806(b)(2) of the Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally.


     IN WITNESS WHEREOF, the Trustees named below do hereby execute this Certificate of Trust as of the date first-above written.


/S/HARRIS J. ASHTON                     /S/S. JOSEPH FORTUNATO
------------------------                --------------------------
Harris J. Ashton                        S. Joseph Fortunato
General Host Corporation                Park Avenue at Morris County
Metro Center, 1 Station Pl.             P.O. Box 1945
Stamford, CT 06902                      Morristown, NJ 07962-1945


/S/CHARLES B. JOHNSON                   /S/RUPERT H. JOHNSON, JR.
------------------------                ---------------------------
Charles B. Johnson                      Rupert H. Johnson, Jr.
777 Mariners Island Blvd.               777 Mariners Island Blvd.
San Mateo, CA 94404                     San Mateo, CA 94404


/S/GORDON S. MACKLIN
-------------------------
Gordon S. Macklin
8212 Burning Tree Rd.
Bethesda, MD 20817